Exhibit 99.1

December 2004 Douglas Carty, SVP and CFO

Forward-looking statement The following presentation may contain forward-looking statements. Although such statements reflect our current reasonable judgment regarding the direction of our business, actual results may differ materially from those projected here. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise. You can find information on the risk factors concerning why the actual results might differ from statements made today in our documents filed with the Securities and Exchange Commission. 2

Portfolio - Five Businesses Great assets, strong brands Leader in every market segment Revenue - largely contractual or repetitive in nature EBITDA - steady margins; opportunities for improvement Announced agreement to sell healthcare companies 3

Consolidated Results - Fiscal 2004 Education Services Greyhound Public Transit Healthcare Revenue 1495.8 1230.5 300.5 1604.6 Education Services Greyhound Public Transit Healthcare EBITDA 286.7 87.4 8 122.6 Revenue $4,631 million EBITDA $505 million Education Services Healthcare (AMR/EmCare) Public Transit Greyhound 4

Initiatives Completed Management teams in place ROA focus Operational performance improvement Long-term plan development Portfolio decisions NYSE listing Fiscal 2005 and beyond Long-term plan implementation Changes to capital structure Ratings upgrade 5

Reduces complexity Price $820 million; $775 net cash after fees and assumption of debt Proceeds to pay down $579 million Term B facility Proforma debt - approximately $556 million $406 million 10.75% Senior Note due 2011 $150 million Greyhound debt 6 Sale of Healthcare Companies

Education Services Overview - Education Services Largest provider - move more than 2 million students daily Revenue -- contractual and renewable Fiscal 2004 Successful bidding season Capital focus held annual cap ex to $133 million Way forward Expand margins by 300 to 400 bps over 3 to 4 years Contract rationalization Technology deployment to reduce operating costs Centralize administrative services Regional clustering Public Transit Build revenue Continue strong safety record 7

Greyhound Overview Great American icon Only national inter-city provider Fiscal 2004 Increased EBITDA margins by 150 bps Focus on yield rather than volume Overhead cuts Limited cap ex, fleet reductions Credit facility extension Drivers ratified labor agreement Way forward Simpler network based on yield Regional focus Broaden customer appeal 8

Income Statement 9

Investment Highlights Strong free cash flow Stable revenue base - contractual and repetitive EBITDA - opportunities for improvement Committed to increasing shareholder value 10

Appendix A A1

Appendix A A2